UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2014

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300 New York, New York	10176
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Stockholders of ABM Industries Incorporated was held on March 5, 2014.

(b)	The following directors were elected by a vote of stockholders, each to serve for a term ending at the annual meeting of stockholders in the year 2017: Anthony G. Fernandes, Maryellen C. Herringer, and Stephen M. Kadenacy.

The following directors remained in office: Linda Chavez, J. Philip Ferguson, Luke S. Helms, Sudhakar Kesavan, Henrik C. Slipsager, and William W. Steele.

The following matters were voted upon at the meeting:

(1)	Proposal 1 - Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Anthony G. Fernandes	43,959,347	398,621	7,153,021
Maryellen C. Herringer	33,108,476	11,249,492	7,153,021
Stephen M. Kadenacy	43,976,333	381,635	7,153,021

(2)	Proposal 2 - Ratification of KPMG LLP as Independent Registered Public Accounting Firm

For	Against	Abstentions
50,944,321	439,643	127,025

(3)	Proposal 3 - Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes
42,114,308	2,063,787	179,873	7,153,021

(4)	Proposal 4 - Approval of an Amendment of the 2004 Employee Stock Purchase Plan

For	Against	Abstentions	Broker Non-Votes
43,721,895	474,564	161,509	7,153,021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: March 5, 2014	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and
General Counsel